Exhibit 99.1

Infor Announces $1.5 Billion Investment Ahead of Potential IPO

NEW YORK – January 16, 2019 – Infor, a global leader in business cloud software specialized by industry, today announced an agreement to receive a $1.5 billion investment from shareholders Koch Equity Development, LLC (KED) and Golden Gate Capital.

This investment builds on KED’s investment of more than $2 billion in early 2017, and it represents an important milestone as Infor considers a potential IPO in 2019 or 2020, subject to market conditions.

“Koch and Golden Gate Capital have been phenomenal partners for Infor, and all of our 17,300 employees are excited about this milestone as we prepare for the next stage of growth,” said Charles Phillips, CEO of Infor.

Under Phillips’ leadership, and over the course of Infor’s partnership with KED and Golden Gate Capital, Infor has invested approximately $2.5 billion in product design and development over the last five years and delivered more than 475 new products, 1,870 integrations, and 20,700 industry features in its CloudSuite product line. Infor CloudSuite is now the only fully multi-tenant ERP suite spanning front and back office applications, as well as logistics with global support (in terms of languages, currencies, and localizations).

“Koch was a customer of Infor before we became an investor in the Company, and Koch Industries’ companies continue to move their most mission critical applications to Infor CloudSuites,” said Jim Hannan, Koch Executive Vice President and CEO of Enterprises for Koch Industries, Inc. “Infor’s innovative products have helped lead our digital transformation as we continue to deploy them globally for 120,000 employees.”

With over $3 billion of revenue in fiscal year 2018, Infor became the first company to move mission critical ERP application suites to public clouds for entire industries. Infor’s CloudSuites are the foundation for digital transformation for more than 9,500 customers in 110 countries. Infor applications span financials, manufacturing, supply chain, human resources, and customer relationships.

Over the last five years, Infor has consistently gained market share in cloud applications, and 70% of its software license revenue is now derived from cloud applications. Fundamental to Infor’s strategy is its ability to engineer each CloudSuite for a specific industry. Infor eliminates the need for expensive customizations and runaway consulting engagements. Customers routinely lower costs by 25% or more by retiring mods, eliminating big bang upgrades, and reducing infrastructure costs after moving to CloudSuite.

Infor has expanded its presence in key industries such as healthcare, manufacturing, retail, the public sector, and hospitality. Over 72% of all hospitals in the U.S. run Infor applications, as well as 19 of the top 20 automotive suppliers and 8 of the top 10 fashion brands.

“Companies see the value in shifting their enterprise applications to the cloud but can’t make that transition until critical industry features are replicated there. Infor built these previously bespoke features as standard cloud services and now has access to valuable data across business functions to build predictive analytics and insightful correlations on our Coleman AI platform,” said Phillips.

Infor CloudSuite is also future proofed for innovation. Infor applications run on public scale clouds and open source infrastructure not tied to a single data store and scale out at lower costs using commodity compute and storage on demand. Vertical integration is a legacy of on-premise computing, and modern applications leverage global, commodity infrastructure.

Leadership Quotes

“Infor has undergone a remarkable evolution over the years. We remain strong supporters of the Company’s strategy and leadership team as they pursue their next phase of growth and continue to enhance the operations of businesses across a range of sizes and industries,” said David Dominik, Managing Director of Golden Gate Capital, which made its first investment in Infor in 2002.

“Koch continues to be impressed with Infor’s hyper-scaled, versatile technology, both as an investor, and as a customer of their software solutions,” said Matt Flamini, KED’s President. “Our confidence in the Infor team comes not only from their financial performance, but from the real world results we’re seeing as we implement Infor solutions throughout Koch Industries.”

“Infor’s emphasis on innovation and commitment to delivering solutions to its customers underpins the success of CloudSuites, which offers an unparalleled combination of industry-specific functionality and scalability. We are extremely excited about the opportunity ahead as the Company continues to deliver transformative new products and features,” said Rishi Chandna, Managing Director of Golden Gate Capital.

“Infor has used its partnership with Koch as an opportunity to co-innovate across the wide range of industries in which we operate,” said Brett Watson, Senior Managing Director of KED. “This investment is the result of a shared vision to continue creating innovative solutions that help companies operate more efficiently and effectively.”

About Infor

Infor is a global leader in business cloud software specialized by industry. With 17,300 employees and over 68,000 customers in more than 170 countries, Infor software is designed for progress. To learn more, please visit www.infor.com.

Infor customers include:

•	19 of the top 20 aerospace companies

•	9 of the top 10 high tech companies

•	18 of the 25 largest U.S. healthcare delivery networks

•	18 of the 20 largest U.S. cities

•	19 of the top 20 automotive suppliers

•	17 of the top 20 industrial distributors

•	15 of the top 20 global retailers

•	4 of the top 5 brewers

•	17 of the top 20 global banks

•	9 of the 10 largest global hotel brands

•	8 of the top 10 global luxury brands

About Koch Equity Development, LLC (KED)

With offices in Wichita and London, KED focuses its efforts on strategic acquisitions and industry agnostic principal investments. Significant principal investments completed include Getty Images, Global Medical Response, Meredith/Time Inc., Solera Holdings Inc., The ADT Corporation, and Transaction Network Services. Since 2012, KED has invested more than $10 billion of equity in principal investments.

Since 2003, Koch companies have invested nearly $100 billion in acquisitions and other capital expenditures. With a presence in 50 countries, Koch companies employ nearly 120,000 people worldwide, with about 65,000 of those in the United States. From January 2009 to present, Koch companies have earned more than 1,300 awards for safety, environmental excellence, community stewardship, innovation, and customer service.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $15 billion of capital under management. The principals of Golden Gate Capital have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Other notable software investments sponsored by Golden Gate Capital include BMC Software, Vector Solutions, Neustar, Inc., LiveVox, and 2020 Technologies. For more information, visit www.goldengatecap.com.

Contact Information

Sharon Sulc

Infor

614.537.6634

sharon.sulc@infor.com

Rob Carlton

KED | Koch Communications and Marketing

316.828.4070

Rob.Carlton@kochcm.com

Jenny Gore | Alyssa Lorenzo

Golden Gate Capital | Sard Verbinnen & Co.

312.895.4700 | 310.201.2040

JGore@sardverb.com | ALorenzo@sardverb.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of securities laws. The forward-looking statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. The forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements; including those that are discussed under Risk Factors in documents we have filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for our fiscal year ended April 30, 2018, filed with the SEC on June 28, 2018.

Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements included in this press release. The forward-looking statements included in this press release reflect management’s opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the risk factors described in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC including our Quarterly Reports on Form 10-Q.

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